AMENDED CONVERTIBLE DEMAND PROMISSORY NOTE

$50,000	August 15, 2005
Amended: October 3, 2006

FOR VALUE RECEIVED, the undersigned Language Access Network, Inc. ("Payor"), promises to pay to the order of Edward F. Panos ("Holder"), at such address as may be designated in writing by Holder of this Note, the principal amount of Fifty Thousand Dollars ($50,000.00) together with interest on the unpaid principal amount from August 15, 2005, at the rate of ten percent (10%) per annum.

This Note will become due and payable on February 28, 2008. The Payor shall be deemed to be in default under the following circumstances:

A.	If Payor is not able to pay the principal of the note along with all accrued interest on or about February 28, 2008 or;
B.	If any other note holder calls in a note prior to February 28, 2008 and the Payor cannot pay the principal and all accrued interest of that note or;
C.	If the Payor becomes unable to pay its debts to vendors as they become due or;
D.	If the Payor is placed in state court receivership.

Holder may, at his option, and at any time after the event that has caused the default, upon thirty (30) days written notice to Payor, which time will allow Payor to cure the default, but prior to payment in full of any outstanding principal and interest payments on this Note, convert all or any portion of the Note to equity of Payor at $0.01 per share of Payor's Common Stock.

All payments of principal, interest or other amounts payable on or in respect of this Note shall be made in lawful currency of the United States of America in immediately available funds, to the Holder, unless otherwise directed in writing by Holder.

Any waiver of any payment due hereunder or the acceptance by the Holder of partial payments hereunder shall not, at any other time, be taken to be a waiver of the terms of this Note or any other agreement between the Payor and the Holder.

Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

This Note shall be governed by and interpreted in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

Language Access Network,
By: /s/ Michael E. Guirlinger	/s/Edward Panos
Michael E. Guirlinger
Its: Chief Executive Officer